EXHIBIT 99.3

Citigroup Inc.
GBP 800,000,000 6.80%. Fixed Rate Notes due June 2038
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Sterling ("GBP")
3.	Aggregate Nominal Amount:	GBP 800,000,000
4.	Issue Price:	99.468%
5.	(i) Specified Denominations:	GBP 50,000 and integral multiples of GBP 1,000 thereafter
	(ii) Calculation Amount:	GBP 1,000
6.	Issue Date:	25 June 2008
7.	Maturity Date:	25 June 2038
8.	Interest Basis:	The Notes will bear interest semi-annually in arrears at a fixed rate of interest from and including the Issue Date to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	6.80% per annum payable semi-annually in arrears
	(ii) Interest Payment Dates:	25 December and 25 June in each year, as adjusted in accordance with the Modified Following Business Day Convention. No adjustment will be made to the Fixed Coupon Amount.

(iii) Fixed Coupon Amount:	GBP 34.00 per Calculation Amount
(iv) Day Count Fraction:	Actual/Actual (ICMA)

PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for tax purposes or on event of default.

GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes.
15.	Financial Center for Payment Dates:	London
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable.
17.	Consolidation provisions:	Applicable in the event of re-opening.

DISTRIBUTION
18. TEFRA:		The D Rules are applicable
19.	Listing:	Luxembourg

OPERATIONAL INFORMATION
ISIN Code:	XS0372391945
Common Code:	037239194